Exhibit 99.1

Patriot National Delays Filing of Annual Report on Form 10-K

FORT LAUDERDALE, FL., April 3, 2017 – Patriot National, Inc. (NYSE: PN) (“Patriot National” or “the Company”) today announced that it is delaying the filing of its Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”).

The Company is delaying the filing of its Annual Report on Form 10-K because it is still finalizing the Form 10-K and continues to prepare analyses and provide documentation requested by its auditor. In addition, on March 29, 2017, the Audit Committee of the Company’s Board of Directors, with the assistance of independent counsel and advisors, commenced an internal review regarding certain accounting matters related to transactions between the Company and Hospitality Supportive Systems, LLC, Selective Risk Management and Carman Corporation, and their affiliates which, as previously reported, the Company entered into during calendar year 2015.

On March 17, 2017, the Company filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 with respect to the Annual Report. At the time of that filing, the Company expected that it would be able to file its Annual Report within the 15-day extension period provided by Form 12b-25. The Company is not in a position to file its Form 10-K until after it finalizes the Form 10-K with its auditor and the Audit Committee completes its internal review and the Company’s independent auditor assesses the Audit Committee’s findings. The Audit Committee continues to work vigorously with its independent counsel and advisors to complete the review as soon as possible.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements, including statements regarding the Company’s expectations as to the timing and outcome of the internal review and the filing of the Annual Report on Form 10-K for the year ended December 31, 2016. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the following: the discovery of additional information relevant to the internal review; the conclusions of the Company’s Audit Committee (and the timing of the conclusions) concerning matters relating to the internal review; the timing of the review by, and the conclusions of, the Company’s independent registered public accounting firm regarding the internal review and the Company’s financial statements; the risk that the completion and filing of the Annual Report on Form 10-K will take longer than expected as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release.

Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contact:

Cindy Campbell

Director of Investor Relations

Patriot National, Inc.

(954) 670-2907

CCampbell@patnat.com